Exhibit 99.1

PROXY

AETHER SYSTEMS, INC.

PROXY FOR ANNUAL MEETING OF [DATE], 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints David S. Oros and David C. Reymann, or either of them, as attorneys-in-fact, with full power of substitution, for and in the name of the undersigned, to vote in the manner indicated on the reverse side, and with discretionary authority as to any other matters that may properly come before the annual meeting (including, if submitted to the vote of the stockholders, on a motion to adjourn or postpone the annual meeting to another time and/or place for the purpose of soliciting additional proxies), all shares of common stock of Aether Systems, Inc. which the undersigned is entitled to vote at the special meeting of stockholders of Aether Systems, Inc. to be held on [day] [date], 2005 at the Renaissance Harborplace Hotel, 202 East Pratt Street, Baltimore, Maryland 21202, at 10:00 a.m., local time, or at any adjournment or postponements thereof.

The Board of Directors recommends a vote “FOR” Proposals 1, 2, 3 and 4.

Please mark votes as in this example. [X]

     The undersigned hereby directs this proxy to be voted:

1.	To approve a proposal to adopt an agreement and plan of reorganization pursuant to which Aether Systems, Inc. will become a wholly owned subsidiary of Aether Holdings, Inc., a newly formed Delaware corporation, and each outstanding share of Aether common stock will be exchanged for one share of common stock of Aether Holdings, Inc., as described in the accompanying proxy statement/prospectus.

[   ]  FOR          [   ]  AGAINST          [   ]  ABSTAIN

2.	To the election of directors.

Nominees: (01) J. Carter Beese, Jr., (02) James T. Brady, (03) Jack B. Dunn IV, (04) Edward J. Mathias, (05) David S. Oros, (06) Truman T. Semans and (07) George P. Stamas.

[   ]  FOR          [   ]  WITHHELD for all

     (Instructions: to withhold authority to vote for any individual nominee, write that nominee’s name in the space provided below)

3.	To the appointment of KPMG LLP as independent auditors.

[   ]  FOR          [   ]  AGAINST          [   ]  ABSTAIN

4.	To approve any proposal to adjourn the annual meeting, if necessary, to solicit additional proxies in favor of any of Proposal 1, 2 or 3.

[   ]  FOR          [   ]  AGAINST          [   ]  ABSTAIN

MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW	[ ]
MARK HERE IF YOU PLAN TO ATTEND THE ANNUAL MEETING	[ ]

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH OF PROPOSAL 1, 2, 3 AND 4. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD. THIS PROXY CONFERS DISCRETIONARY AUTHORITY RESPECT TO MATTERS NOT KNOWN OR DETERMINED AT THE TIME OF THE MAILING OF THE NOTICE OF THE ANNUAL MEETING.

     The undersigned acknowledges receipt from Aether Systems, Inc. prior to the execution of this proxy of the notice of the annual meeting and the accompanying proxy statement/prospectus.

     NOTE: Please sign exactly the name appears hereon. Joint owners should each sign. When signing as an attorney, executor, administrator, trustee or guardian, give full name and title as such.

     Please sign, date and return promptly in the accompanying envelope.

Signature: _______________Date: _______________, 2005

Signature: _______________Date: _______________, 2005